CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                (Before Payment of Capital or Issuance of Stock)


    Cheri S. Hill                    and
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    Name of Incorporator                            Name of Incorporator

certify that:

     1. They constitute at two-thirds of the original incorporators of CREATIVE SYSTEMS, INC., a Nevada corporation.

     2. The original Articles were filed in the Office of the Secretary of State on February 19, 1997.

     3. As of the date of this certificate, no stock of the corporation has been issued.

     4. They hereby adopt the following amendments to the articles of incorporation of this corporation: Article FIRST is amended to read as follows:

          The name of the corporation:  CORE SYSTEMS, INC.


                                        /s/ Cheri S. Hill
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                                                     Signature


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                                                     Signature

State of NEVADA

County of WASHOE

On May 20, 1998, personally appeared before me, a Notary Public
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Cheri S. Hill, who acknowledged that ___ executed the above
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instrument.

Signature /s/ U.R. Sweet
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